UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2018

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33866	45-0357838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of February 28, 2018, the Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) elected Christine Hamilton, as a director of the Company with a term commencing on March 1, 2018. Ms. Hamilton was not appointed to serve on any committees of the Board at this time. Ms. Hamilton will serve as a Class I director of the Company, holding office until the Company’s 2020 annual meeting of stockholders, unless her earlier death, resignation or removal.

There are no arrangements or understandings between Ms. Hamilton and any other persons pursuant to which she was selected as a director.  Ms. Hamilton does not have a direct or indirect material interest in any currently proposed transaction to which the Company was or is to be a participant in which the amount involved exceeds $120,000, nor has Ms. Hamilton had a direct or indirect material interest in any such transactions since the beginning of the Company’s last fiscal year.

Ms. Hamilton will be compensated for her service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan, as referenced in Exhibit 10.30 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2017. In connection with her service, Ms. Hamilton will enter into a director indemnification agreement with the Company, in the form as referenced in Exhibit 10.29 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2017.

Ms. Hamilton is the co-owner and managing partner of Christiansen Land and Cattle, Ltd., a large diversified farming and ranching operation in central South Dakota, and is also the co-owner of Dakota Packing, Inc., a wholesale meat distribution business. Ms. Hamilton currently serves on the board of directors for the Federal Reserve Bank, Ninth District, located in Minneapolis, Minnesota, and as a director of SAB Biotherapeutics, a privately-held biopharmaceutical company. Ms. Hamilton earned her B.A. in philosophy from Smith College and her M.B.A. from the University of Arizona.

On February 28, 2018, the Company issued a press release announcing the election of Ms. Hamilton to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: February 28, 2018	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer